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                                                                     Exhibit 5.1

                                 DAVID GOLDBERG
                        Vice President and Senior Counsel
                               701 Western Avenue
                         Glendale, California 91201-2397

                                                                   June 26, 2002


Public Storage, Inc.
701 Western Avenue
Glendale, California 91201-2397

Gentlemen:

         As Vice President and Senior Counsel of Public Storage, Inc. (the "Company"), I have examined the Registration Statement on Form S-4, which is expected to be filed by the Company with the Securities and Exchange Commission on or about the date of delivery of this opinion (the "Registration Statement"), which relates to the offer and sale of up to 1,500,000 shares of the Company's common stock, par value $.10 per share (the "Shares").

         I am familiar with the proceedings taken or to be taken by the Company relating to the authorization and issuance of the Shares in the manner set forth in the Registration Statement. I have also examined the Company's Restated Articles of Incorporation and Revised Bylaws and have made such other investigation as I have deemed necessary in order to express the opinions contained herein.

         It is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California.

         2. The Shares, when issued and delivered in the manner and on the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         I hereby consent to the reference to me under the caption "Legal Opinions" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement or amendments thereto.

                                       Very truly yours,



                                       /s/ DAVID GOLDBERG
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                                       DAVID GOLDBERG